UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2022

US FOODS HOLDING CORP.
(Exact name of registrant as specified in its charter)
Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9399 W. Higgins Road, Suite 100 Rosemont, IL 60018 (Address of principal executive offices) (Zip Code)
(847) 720-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2022, the Board of Directors (the “Board”) of US Foods Holding Corp., a Delaware corporation (the “Company”), approved an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”), which became effective the same day. Among other things, the Amended and Restated Bylaws:

•	As a result of the effectiveness of rules related to the use of “universal” proxy cards, update the procedural mechanics and disclosure requirements relating to director nominations made by stockholders in connection with annual and special meetings of stockholders, including by:
○	requiring that any stockholder submitting a nomination provide the Company with reasonable documentary evidence five business days prior to the meeting that the representations with respect to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., federal proxy rules regarding the use of “universal” proxy cards in contested director elections) required to be set forth in such stockholder’s nomination notice have been complied with;
○	requiring that any stockholder soliciting proxies in accordance with the representations of Rule 14a-19 under the Exchange Act notify the Company of any change in such intent within two business days;
○	limiting the number of nominees a stockholder may nominate for election at a meeting of stockholders to the number of directors to be elected at such meeting; and
○	clarifying how votes of stockholders are treated by the Company for purposes of establishing a quorum and in the event proxies for disqualified or withdrawn nominees for the Board are received;
•	Clarify the Company’s ability to conduct meetings of stockholders by means of remote communication;
•	Consistent with Article Tenth of the Company’s Restated Certificate of Incorporation (the “Charter”), designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for:
○	any derivative action or proceeding brought on behalf of the Company;
○	any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Company to the Company or the Company’s stockholders;
○	any action asserting a claim against the Company or any director, officer, employee, agent or stockholder of the Company arising pursuant to any provision of the Delaware General Corporation Law, the Charter or the Amended and Restated Bylaws of the Company; or
○	any action asserting a claim against the Company or any director, officer, employee, agent or stockholder of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; and
•	Designate the federal courts of the United States of America, to the fullest extent permitted by law, as the sole and exclusive forum for any cause of action arising under the Securities Act of 1933, as amended. The Company intends to propose a conforming change to the Charter at its next annual meeting of stockholders.

The Amended and Restated Bylaws also incorporate various other updates and technical, clarifying and conforming changes.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of US Foods Holding Corp., effective as of November 2, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: November 7, 2022	By:	/s/ Kristin M. Coleman
		Name:	Kristin M. Coleman
		Title:	Executive Vice President, General Counsel and Chief Compliance Officer